                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12
                           Fibreboard Corporation
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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
                                                                          [LOGO]

               NOTICE OF 1995 ANNUAL MEETING AND PROXY STATEMENT

April 19, 1995

To the Stockholders of
FIBREBOARD CORPORATION:

    You are cordially invited to attend the Annual Meeting of Stockholders of Fibreboard Corporation to be held on June 6, 1995 at 11:00 a.m. at the Embassy Suites Hotel, 1345 Treat Boulevard, Walnut Creek, California 94596.

    The attached Notice of Annual Meeting and Proxy Statement set forth the details of business to be conducted at the Annual Meeting.

    We hope you will attend the Annual Meeting in person. However, whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope to assure that your shares will be represented and voted at the Meeting.

                                          Sincerely yours,

                                          John D. Roach
                                          Chairman, President and
                                          Chief Executive Officer

                             FIBREBOARD CORPORATION
                      2121 N. California Blvd., Suite 560
                             Walnut Creek, CA 94596

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 6, 1995

                            ------------------------

    The Annual Meeting of Stockholders of Fibreboard Corporation (the "Company") will be held at the Embassy Suites Hotel, 1345 Treat Boulevard, Walnut Creek, California on Tuesday, June 6, 1995 at 11:00 a.m., local time, for the following purposes:

        1. To elect two directors to Class I of the Board of Directors to serve for a period of three years or until their respective successors are elected and qualified;

        2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the 1995 fiscal year; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on April 7, 1995 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

    Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. By promptly returning your proxy card, you will assure that your shares are represented and voted at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael R. Douglas
                                          Secretary

Walnut Creek, California
April 19, 1995

                             FIBREBOARD CORPORATION
                      2121 N. California Blvd., Suite 560
                         Walnut Creek, California 94596

                                PROXY STATEMENT

    This Proxy Statement, together with the Notice of Annual Meeting of Stockholders and proxy card enclosed herewith, are being furnished in connection with the solicitation of proxies by the Board of Directors of Fibreboard Corporation, a Delaware corporation ("Fibreboard" or the "Company"), for use at the Annual Meeting of Stockholders of Fibreboard to be held on Tuesday, June 6, 1995 at 11:00 a.m., local time, at the Embassy Suites Hotel, 1345 Treat Boulevard, Walnut Creek, California and at any adjournments or postponements thereof. These proxy materials were first mailed to stockholders on or about April 19, 1995.

                            ------------------------

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each such proposal is described in more detail in subsequent sections of this Proxy Statement. The Board of Directors knows of no other business which will come before the Annual Meeting.

                         VOTING RIGHTS AND SOLICITATION

    Fibreboard has one class of stock entitled to vote at the Annual Meeting, Common Stock, $.01 par value (the "Common Stock"). If you were a stockholder of record of Common Stock at the close of business on April 7, 1995 (the "Record Date"), you may attend and vote at the Annual Meeting. Each share of Common Stock held by you on the Record Date entitles you to one vote on each matter that is properly presented at the Annual Meeting. At the close of business on the Record Date, there were 4,247,787 shares of Common Stock outstanding.

    The holders of a majority of the shares of Common Stock outstanding as of April 7, 1995, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum for the transaction of business at the Annual Meeting. Nominees for election as directors shall be elected by plurality vote of all votes cast. The affirmative vote of a majority of the shares of Common Stock present in person or represented and voting at the Annual Meeting is required to approve Proposal 2. In tabulating votes, abstentions and broker non-votes have no effect.

    If you are unable to attend the Annual Meeting, you may vote by proxy on any matter that may properly come before the Annual Meeting. When returned properly completed, the enclosed proxy card will be voted as you instruct in the spaces provided or, in the absence of such instructions, will be voted FOR each of the nominees for director as described herein under Proposal 1 and FOR approval of Proposal 2.

    If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the proxy holders intend to vote in accordance with their best judgment. All proxy cards delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company at the Company's principal executive offices in Walnut Creek, California, by delivering a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company currently has seven members. The members of the Board of Directors are divided into three classes, each consisting of two or three directors who serve for a term of three years, with the term of office of one of the three classes expiring each year. The term of office of Class I directors expires on the date of this Annual Meeting. The term of office of Class II and Class III directors will expire in 1996 and 1997, respectively. At the Annual Meeting, the stockholders will elect two directors to Class I to serve a three-year term expiring in 1998 or until their successors are elected and qualified.

    Set forth below are the names of the nominees of the Board of Directors for election as Class I directors, together with certain information concerning such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxy cards designating the Board's nominees will be voted for a nominee who shall be designated by the present Board of Directors.

                        NOMINEES FOR ELECTION TO CLASS I

NAME/AGE OF NOMINEE    PRINCIPAL OCCUPATION                  DIRECTOR SINCE
- - ---------------------  ------------------------------------  --------------
William D. Eberle      Chairman, Manchester Associates,      1991
(71)                   Ltd.
G. Robert Evans (63)   Chairman and Chief Executive          1991
                       Officer, Material Sciences
                       Corporation

    WILLIAM D. EBERLE has been a director of the Company since December 1991. Mr. Eberle has been Chairman of Manchester Associates, Ltd., an international consulting firm, for more than the past five years. He has also served as President and Chief Executive Officer of the U.S. Motor Vehicle Manufacturers Association (1975-1977), as Chairman and Chief Executive Officer of American Standard Corporation (1966-1971) and as Vice President of Boise Cascade Corporation (1959-1966). He was involved in government service as a member of the Idaho House of Representatives and Speaker of the House (1953-1961), a United States Trade Representative (1971-1975) and the Director of Cabinet of the Council for International Economic Policy (1973-1974). Mr. Eberle is Chairman of America Service Group and a director of Ventura Entertainment Group, Mitchell Energy and Development Corporation, Ampco-Pittsburgh Corporation and Showscan Corporation. He also currently serves in an "of counsel" position with the law firm of Kaye, Scholer, Fierman, Hays & Handler.

    G. ROBERT EVANS has been a director of the Company since December 1991. Since February 1991, Mr. Evans has been Chairman and Chief Executive Officer of Material Sciences Corporation, which develops and commercializes materials technologies and produces laminates and multi-layer composite materials. From 1990 to 1991 he was President, Chief Executive Officer and a director of
Corporate Finance Associates Illinois, Inc., a financial intermediary and consulting firm. From 1987 to 1990 he was President, Chief Executive Officer and a director of Bemrose Group USA, a British-owned holding company engaged in value added manufacturing and sale of advertising specialty products. Prior to 1987, Mr. Evans served as President and Chief Executive Officer of Allsteel, Inc. (1984-1987), Southwall Technologies (1983-1984), Arcata Corporation (1969-1983) and in various executive positions with U.S. Gypsum Company (1953-1969). He currently serves as a director of Swift Energy Company, Elco Industries, Inc. and Consolidated Freightways, Inc.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES TO CLASS I OF THE BOARD OF DIRECTORS.

                 DIRECTORS NOT CURRENTLY STANDING FOR ELECTION

                                                               DIRECTOR   CLASS AND YEAR TERM
NAME AND AGE           PRINCIPAL OCCUPATION                    SINCE       AS DIRECTOR ENDS
- - ---------------------  --------------------------------------  ---------  -------------------
Philip R. Bogue (70)   Retired Partner in the firm of Arthur   1988         Class III-1997
                       Andersen LLP
George B. James (57)   Senior Vice President & Chief           1993         Class III-1997
                       Financial Officer, Levi Strauss & Co.
John W. Koeberer (51)  Chairman, Tehama County Bank            1988         Class II -1996
James F. Miller (90)   Private Investor                        1991         Class II -1996
John D. Roach (51)     Chairman, President and Chief           1991         Class III-1997
                       Executive Officer, Fibreboard
                       Corporation

    PHILIP R. BOGUE has been a director of Fibreboard since June 1988. Mr. Bogue was interim President of the Portland Art Museum from January 1993 to May 1994. He was Assistant to the President of Portland State University in Portland, Oregon, from 1983 to 1989. He previously served as Managing Partner of the Portland office of Arthur Andersen LLP, a major accounting firm. Mr. Bogue is a director of Good Health Plan of Oregon.

    GEORGE B. JAMES has been a director of Fibreboard since June 1993. Mr. James has been Senior Vice President and Chief Financial Officer of Levi Strauss & Co. since 1985. From 1982 to 1985 he was Executive Vice President of Crown Zellerbach Corporation, a paper products manufacturer. Prior to 1982, Mr. James served as Senior Vice President and Chief Financial Officer of Arcata Corporation, a wood products manufacturer. He currently serves as a director of Pacific States Industries, Inc. and Basic Vegetable Products.

    JOHN W. KOEBERER has been a director of Fibreboard since June 1988. He was a founder of Tehama County Bank, which is located in Red Bluff, California, and has been Chairman of its board of directors since 1984. For the past sixteen years, Mr. Koeberer has been Chairman, President and Chief Executive Officer of The California Parks Company, which provides concession services for national, state, county and municipal parks. He has also served as Chairman of the Lassen Volcanic National Park Foundation for the past ten years. Since 1992, Mr. Koeberer has been President of the California Parks Hospitality Association, an organization representing private enterprise in the California State Park
System. He has served on the California Tourism Commission since 1993 and currently serves as a director of the California State Chamber of Commerce and the Shasta Cascade Wonderland Association.

    JAMES F. MILLER has been a director of the Company since April 1991. Mr. Miller was President of Blyth & Co. from 1965 to 1967. He currently serves as a director of Tredegar Industries and has served as a director of Bendix Corporation (1963-1969), Georgia-Pacific Corporation (1965-1975), Ethyl Corporation (1973-1985) and Louisiana-Pacific Corporation (1979-1984).

    JOHN D. ROACH was elected Chairman, President and Chief Executive Officer of Fibreboard on July 2, 1991. Prior to his appointment, Mr. Roach was Executive Vice President of Manville Corporation, a manufacturer of building products, paperboard packaging, fiberglass and industrial minerals, where he served as President of its Mining and Minerals Group and President of Celite Corporation, a wholly-owned Manville subsidiary. In addition, Mr. Roach served as President of Manville Sales Corporation, now known as Schuller International, and the Fiberglass and Specialty Products Groups from 1988 to 1989, and as Chief Financial Officer of Manville Corporation from 1987 to 1988. Prior to Manville, Mr. Roach was a strategy consultant and Vice Chairman of Braxton Associates; Vice President and Managing Director of the Strategic Management Practice for Booz, Allen, Hamilton; and Vice President and Director of the Boston Consulting Group. Previous experience at Northrop Corporation included Director of strategic planning, economic analysis, MIS and co-manager of a venture capital subsidiary.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven meetings during the year ended December 31, 1994. The Board has three standing committees, an Audit Committee, a Compensation Committee and a Nominating Committee, each composed of Messrs. Bogue, Eberle, Evans, James, Koeberer and Miller. The Nominating Committee also includes Mr. Roach. During 1994 the Audit and Compensation Committees each met twice and the Nominating Committee met once. Each director attended more than 90% of the total number of meetings held during 1994 of the Board and the committees on which such director served.

    The Audit Committee's responsibilities include selecting the Company's auditors and reviewing the Company's audit plan, financial statements and internal accounting and audit procedures. The functions of the Compensation Committee include establishment of compensation plans for Fibreboard's executive officers and administration of certain of Fibreboard's employee benefit and compensation programs. The Nominating Committee's responsibilities include recommending nominees for election as directors and developing candidate specifications for membership. The Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders. From time to time the Board of Directors may establish other committees to facilitate its business objectives.

COMPENSATION OF DIRECTORS

    Directors who are not employees of Fibreboard receive a quarterly retainer of $5,000 and are paid $1,000 for each meeting of the Board of Directors that they attend. Non-employee directors also receive the attendance fee for committee meetings, other than those committee meetings held on the same day as a meeting of the Board of Directors, as well as $500 for each meeting held by telephone conference call. The chairmen of the Compensation and Audit Committees also receive an additional annual retainer of $5,000. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

    Non-employee directors also participate in Fibreboard's Restated 1988 Employee Stock Option and Rights Plan (the "Option Plan"), which provides for automatic annual grants of options to non-employee directors for 2,000 shares of Common Stock. These options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and become exercisable in full one year after the grant date or upon a change of control as defined in the Option Plan. Each option includes a limited stock appreciation right as described in the Option Plan.

    The Option Plan also provides for automatic one-time awards of 1,000 restricted stock rights to individuals who become non-employee directors. These restricted stock rights vest over a three-year period or immediately in full upon the occurrence of a change of control.

                                   PROPOSAL 2
                           RATIFICATION OF SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Arthur Andersen LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1994. The Audit Committee has selected that firm to continue in this capacity to audit the accounts and records of the Company for the fiscal year ending December 31, 1995, and to perform other appropriate services. Ratification by the stockholders will be sought at the Annual Meeting for the selection of Arthur Andersen LLP as independent public accountants for the Company for fiscal 1995. In the event that the stockholders do not ratify the selection of Arthur Andersen LLP, the Audit Committee will reconsider its selection.

    The Company expects that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The functions of the Compensation Committee are to establish and administer compensation plans for Fibreboard's executive officers, review executive officer compensation levels and evaluate management performance. The Committee is composed of six independent, non-employee directors. Set forth below is a report submitted by the Compensation Committee regarding the Company's compensation policies and programs for executive officers for 1994.

OVERVIEW OF COMPENSATION POLICY

    The primary objective of Fibreboard's management team over the past three years has been to improve the Company's profitability and increase shareholder value. During 1992-1994, the Company achieved significant success in this regard. The operating performance of Fibreboard's businesses improved substantially and the Company as a whole achieved record operating earnings each year.

    The Committee believes that the compensation policies and programs which it has implemented directly contributed to management's successful track record and its continuing focus on improving profitability and increasing shareholder value.

    The Committee has developed a compensation policy under which a substantial portion of the compensation of executive officers is directly linked to the financial performance of the Company and the enhancement of shareholder value. To promote this policy, the Committee implemented a compensation program for 1994 that (i) continued the successful annual cash incentive plan first introduced during 1992, which "pays for performance" and provides bonuses based on the realization of annual financial goals and (ii) continued the Long-Term Equity Incentive Plan introduced in 1993, which provides for phantom stock unit grants that directly tie management's interests to those of shareholders.

    The Committee believes that executive compensation should be highly leveraged toward the incentive-based programs described above. By placing much of an officer's compensation "at risk" in this manner, the Company's compensation program focuses management's efforts on improving financial performance and effectively integrates executive compensation with the Company's annual and long-term strategic objectives.

1994 EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Committee works regularly with a nationally known compensation consulting firm to assure that Fibreboard's executive compensation program remains competitive and that it appropriately reflects the Committee's compensation philosophy.

    After a thorough process involving analysis of the outside consultant's proposals and reports and Committee deliberations, the Committee implemented the 1994 executive officer compensation program. The components of this program are described below.

    BASE SALARY--The Committee determines the base salary component of executive compensation by reviewing executive salary levels at a broad group of companies with comparable revenues engaged in general industry (1), as well as evaluating the specific job functions and past performance of individual officers. The Committee believes that base salaries for executive officers in general fall within the median range of executive salary levels at comparable companies surveyed by the Committee.

    ANNUAL CASH INCENTIVE PROGRAM--The Annual Cash Incentive Program is a pay-for-performance plan under which cash bonus awards are paid based upon (i) achievement of annual earnings targets set by the Committee and (ii) evaluation of an officer's personal performance during the year. Performance criteria under this program consist of: (i) Company and/or business unit earnings performance, with threshold, target and maximum challenge earnings objectives established at the beginning of the year to reflect the

- - ------------------------
(1) This group covers a broad range of industries and is not limited to companies included in the Dow Jones Building Materials Index used in formulating the Stock Performance Graph on page 11 hereof.

Company's goals set forth in its business  plan for that year (75% weight),  and
(ii) the achievement of individual performance goals, which reflect business objectives set for each officer for that year (25% weight). Target award amounts for each executive are based upon a percentage of that participant's base salary, with the percentage varying based on the executive's level of responsibility.

    For performance during 1994, the Company's executives earned an average of 86% of the maximum potential cash bonus awards available under the Annual Cash Incentive Program based upon the achievement of 1994 earnings targets and the accomplishment of individual business objectives.

    LONG-TERM CASH INCENTIVE PROGRAM--In December 1994, the Company paid to officers the balance of accrued bonuses previously earned under its Long-Term Cash Incentive Program, which was terminated at the end of 1993. Bonus amounts under this program were based on the achievement of financial performance objectives for the 1992-1993 fiscal years.

    LONG-TERM EQUITY INCENTIVE PLAN--In place of the Long-Term Cash Incentive Program described above, and in lieu of additional stock option grants to executive officers under the Company's Stock Option Plan, the Committee implemented the Long-Term Equity Incentive Plan in December 1993. This Plan provides for annual grants of phantom stock units vesting over the term of multi-year performance cycles set by the Committee. The value of each phantom stock unit is determined based on the appreciation, if any, in the value of the Company's stock over the applicable performance cycle, measured by the difference between the grant price and the price at the maturity date. No award is earned if the stock price at maturity is the same as or lower than the price at the grant date. Vested phantom stock units are payable only in cash, with the Committee determining the timing of the payout. Since the Plan is cash-based, it will not have any dilutive effect on the number of outstanding shares of Common Stock.

    In 1994, the Committee granted an aggregate of 109,000 phantom stock units to the Company's executive officers which will vest over a three-year performance cycle. The Committee determined the number of units granted to executive officers by evaluating their respective job responsibilities, past performance and expected future contributions. The Committee believes that the terms of this Plan will more closely align the long-term interests of senior management with those of shareholders and assist in the retention of key executives.

    STOCK OPTION AND RESTRICTED STOCK GRANTS--The Committee did not grant any stock options during 1994 due to the limited number of remaining shares available for grant under the Company's Stock Option Plan.

    In September 1994, the Committee issued a grant of 5,000 restricted stock rights to Mr. Johnston, the president of Norandex Inc., a subsidiary which was acquired by the Company in August 1994. No other restricted stock grants were made to executive officers during 1994.

    COMPENSATION OF CEO--John D. Roach joined the Company as Chairman, President and CEO in July 1991. The Company entered into an employment agreement with Mr. Roach at that time, the terms of which were determined pursuant to arms-length negotiations. Mr. Roach's employment agreement, as updated in January 1995, is described on Page 10 of this Proxy Statement.

    The Committee believes that Mr. Roach's base salary for 1994 was set at the median salary level for his position at comparable companies surveyed by the Committee. The other benefits received by Mr. Roach that are reported in the Summary Compensation Table for 1994 were in general provided pursuant to his employment agreement.

    Mr. Roach earned a cash bonus of $434,450 under the Annual Cash Incentive Program for performance during 1994, representing 93% of the maximum potential bonus Mr. Roach may earn under this program. Mr. Roach's bonus was based on the Company achieving certain earnings targets determined at the beginning of the year (75% weight) and the achievement by Mr. Roach of individual performance goals set by the Committee (25% weight). The maximum annual bonus that Mr. Roach may earn under this program is an amount equal to 130% of his base salary.

    Pursuant to the terminated Long-Term Cash Incentive Program, the Company paid Mr. Roach $200,000 in December 1994, representing the balance of his accrued bonus earned under this program for achievement of financial performance objectives for the 1992-1993 fiscal period.

    In December 1994, the Committee granted an aggregate of 25,000 phantom stock units to Mr. Roach under the Long-Term Equity Incentive Plan which will vest over a three-year performance cycle. The Committee determined the number of units granted by evaluating Mr. Roach's job responsibilities, past performance and expected future contributions.

    The Committee does not expect that any of the Company's executive officers will receive cash compensation during 1995 in amounts that will significantly exceed the $1 million limit set by Section 162(m) of the Internal Revenue Code for deductibility of compensation for tax purposes. The Committee has accordingly decided not to adopt a policy at this time with respect to qualifying the Company's compensation program under Section 162(m).

    All aspects of the Company's executive compensation program are subject to change at the discretion of the Committee. The Committee will monitor the Company's executive compensation program on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Fibreboard's annual and long-term strategic objectives.

                       MEMBERS OF COMPENSATION COMMITTEE

G. ROBERT EVANS, CHAIRMAN        GEORGE B. JAMES
WILLIAM D. EBERLE                JOHN W. KOEBERER
PHILIP R. BOGUE                  JAMES F. MILLER

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    Set  forth  below  is  information  concerning  the  annual  and   long-term
compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992, of those persons who were, at December 31, 1994, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

                                                                                  LONG-TERM COMPENSATION
                                                                 --------------------------------------------------------
                                                                         AWARDS              PAYOUTS
                                ANNUAL COMPENSATION              -----------------------   -----------
                       -------------------------------------     RESTRICTED   SECURITIES    LONG-TERM
   NAME AND                                     OTHER ANNUAL       STOCK      UNDERLYING    INCENTIVE
   PRINCIPAL                                    COMPENSATION      AWARD(S)     OPTIONS        PLAN        ALL OTHER ($)
   POSITION      YEAR  SALARY ($)   BONUS ($)       ($)           ($) (1)        (#)       PAYOUTS ($)   COMPENSATION (2)
- - ---------------  ----  ----------   ---------   ------------     ----------   ----------   -----------   ----------------
JOHN D. ROACH    1994   360,000      434,450       --                   0            0       200,000         212,780
Chairman,        1993   300,000      438,750      149,619(3)            0            0       200,000          14,790
President & CEO  1992   300,000      444,375      169,131(3)(4)         0      200,000             0          16,020
JAMES P.         1994   210,000      196,175           --               0            0        65,000          36,780
DONOHUE          1993   195,000      138,938       25,855(3)            0            0        65,000          14,790
Senior VP & CFO  1992   195,000      137,111      123,195(3)(5)         0       65,000             0          16,020
MICHAEL R.       1994   190,000      130,470           --               0            0        55,000          10,580
DOUGLAS          1993   165,000      220,657        7,707         346,250            0        55,000          14,790
Senior VP,       1992   165,000      122,205           --               0       65,000             0          16,020
General Counsel
& Secretary
JAMES D.         1994   180,000       23,625           --               0            0        82,500          51,480
COSTELLO         1993   165,000      154,688       44,112(3)            0            0        82,500          14,790
VP, Wood         1992   165,000      152,626       23,777(3)            0       20,000             0          16,020
Products
HERBERT M.       1994   150,000      109,690           --               0            0        70,000          57,380
ELLIOTT          1993   140,000       65,625       32,804(3)            0            0        70,000          14,790
VP, Industrial   1992   144,333(6)    58,375       28,237(3)       16,250       20,000             0              --
Insulation

- - --------------------------
(1) As of December 31, 1994, Messrs. Douglas and Elliott held 10,000 and 5,000 restricted stock rights, valued at $273,750 and $136,875, respectively. No other Named Officer held restricted stock rights as of such date. Under the terms of such restricted stock rights, shares of Common Stock are not issued or delivered to holders until the rights vest. No dividends are paid on restricted stock rights. Mr. Douglas' restricted stock rights will vest on the third anniversary of the date of grant, or earlier upon final court approval of either the Company's Global or Insurance Settlement Agreements relating to asbestos personal injury claims.
(2) Includes Profit Sharing 401(K) Plan contributions to the accounts of the Named Officers. Also includes the contributions allocated to the accounts of Messrs. Roach, Donohue, Costello and Elliott for 1994, under the Company's supplemental retirement plan for executive officers in the amounts of $202,200, $26,200, $40,900 and $46,800, respectively.
(3) Includes tax reimbursement payments to Messrs. Roach, Donohue, Costello and Elliott provided for under the Company's supplemental retirement plan for executive officers in the amounts of (i) for 1993, $124,698; $20,877; $38,723 and $32,804, respectively, and (ii) for 1992, $71,204; $11,919;
     $23,777 and $15,570, respectively.
(4) Includes (i) tax reimbursement payments during 1992 relating to relocation and moving expenses paid by the Company on behalf of Mr. Roach ($47,599), and (ii) the cost to the Company of benefits provided to Mr. Roach during 1992, aggregating $50,328, including relocation and moving expenses incurred during the year ($47,271).
(5) Includes the cost to the Company of benefits provided to Mr. Donohue during 1992, aggregating $111,276, including relocation and moving expenses ($104,723).
(6) Mr. Elliott was elected Vice President, Industrial Insulation Products of the Company on February 13, 1992. Mr. Elliott's salary amount for 1992 includes fees for consulting services which he provided during 1992 prior to his joining the Company.

OPTION AND SAR GRANTS

    In the fiscal year ended December 31, 1994, no options or SARs were granted to the Named Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    Set forth below is information with respect to the unexercised options to purchase the Company's Common Stock granted to the Named Officers under the Option Plan and held by them at December 31, 1994. None of the Named Officers exercised any stock options during fiscal 1994.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE- MONEY
                                                              OPTIONS AT FY-END (#)           OPTIONS AT FY-END ($)
                                                            --------------------------  ---------------------------------
NAME                                                        EXERCISABLE UNEXERCISABLE   EXERCISABLE (1)    UNEXERCISABLE
- - ----------------------------------------------------------  ----------  --------------  -------------     ---------------
JOHN D. ROACH                                                 200,000           0          4,475,000                0
JAMES P. DONOHUE                                               65,000           0          1,454,375(2)             0
JAMES D. COSTELLO                                              20,000           0            447,500                0
MICHAEL R. DOUGLAS                                             65,000           0          1,454,375                0
HERBERT M. ELLIOTT                                             20,000           0            447,500                0

- - ------------------------
(1) Based on the closing price of the Company's Common Stock on the American Stock Exchange at 12/31/94 ($27.375).
(2) In connection with the exercise of Mr. Donohue's options, he will be entitled to receive a cash payment equal to the difference between $2.82 and $5.00, multiplied by the number of shares purchased upon exercise of such options.

LONG-TERM INCENTIVE PLANS/AWARDS IN LAST FISCAL YEAR

    Set forth below is information concerning the phantom stock units granted to the Named Officers during 1994 under the Long-Term Equity Incentive Plan.

                                                                          NUMBER OF        PERFORMANCE OR
                                                                           SHARES,       OTHER PERIOD UNTIL
                                                                        UNITS OR OTHER      MATURATION OR
NAME                                                                    RIGHTS (#) (1)         PAYOUT
- - ---------------------------------------------------------------------  ----------------  -------------------
JOHN D. ROACH                                                                 25,000            3 Years
JAMES P. DONOHUE                                                              10,000            3 Years
JAMES D. COSTELLO                                                             10,000            3 Years
MICHAEL R. DOUGLAS                                                            10,000            3 Years
HERBERT M. ELLIOTT                                                             7,500            3 Years

- - ------------------------
(1) The Long-Term Equity Incentive Plan provides for annual grants of phantom stock units to key management employees. The units vest over the term of multi-year performance cycles set by the Committee. At the end of the vesting period, the value of each unit is determined based on the appreciation, if any, in the value of the Company's stock, measured by the difference between the grant price and the maturity date price. Vested phantom stock units are payable only in cash, with the Board determining the timing of the payout.

PRIOR RETIREMENT PLAN

    Under a frozen retirement plan maintained by the Company, Mr. Costello is entitled to annual benefits upon retirement at age 65 of $2,204 payable for life. The amount of retirement income for participants in this plan was computed under a formula on the basis of the number of years of service with Fibreboard and the amount of the participant's salary. No other executive officer is entitled to payments under this plan.

EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

    In July 1991, the Company entered into an employment agreement with John D. Roach to serve as Chairman of the Board, President and Chief Executive Officer of the Company. This agreement, as amended in January 1995, provides for a minimum annual salary of $410,000, plus a bonus of up to 130% of base salary. The term of the agreement renews automatically each month for a period of two years, absent notice of termination by either party.

    In the event Mr. Roach's employment is terminated by the Company or by Mr. Roach under certain circumstances, he is entitled to receive (i) one year's salary and bonus, and (ii) consulting fees for one year following termination at his then current compensation. If Mr. Roach's employment terminates following a change in control (as defined in the agreement), Mr. Roach is entitled to two years' compensation. Pursuant to the agreement, Fibreboard established a trust to fund Mr. Roach's severance benefits.

    The Company has also entered into severance agreements with Messrs. Donohue, Costello, Douglas and Elliott as a means of enabling the Company to attract and retain such key executive officers. Severance benefits under the agreements include (a) one year's base salary plus a minimum 20% bonus payment, (b) a one-year continuation of the employee's benefits, and (c) reimbursement of certain tax payments.

    If termination is within one year after a change in control, the Named Officer is also entitled to (a) an additional bonus payment equal to a minimum of 20% of the employee's base salary; and (b) immediate vesting of the employee's non-qualified deferred compensation or retirement benefits, if any, and awards under the Company's Option Plan.

    All outstanding options and restricted stock awards under the Option Plan and all outstanding phantom stock units under the Long-Term Equity Incentive Plan become exercisable or fully vested in the event of a change of control of Fibreboard or other related event, including (i) a person or entity becomes the beneficial owner of 25% (15% under the Long-Term Equity Incentive Plan) or more of the voting power of Fibreboard's shares, (ii) during any two consecutive years, members of the Board of Directors at the beginning of such period cease to constitute a majority thereof, unless the election or nomination of each director is approved by the vote of at least two- thirds of the directors still in office who were directors at the beginning of such period, (iii) the occurrence of any other change of control reportable under the Exchange Act,
(iv) stockholder approval of a merger or consolidation of Fibreboard, or the sale by Fibreboard of all or substantially all of its assets, or (v) the adoption of a plan of complete liquidation of Fibreboard. The events described under subparagraphs (i) and (iii) above will not be deemed a change of control if so determined by the Board of Directors.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on a $100 investment in the Company's Common Stock against the cumulative total return of (i) the Russell 2000 Index;
(ii) the Dow Jones Building Materials Index, representing the Company's current "peer group" of building products companies, and (iii) a constructed line of business "peer group" index in the form included in last year's proxy statement, which merges the Dow Jones Forest Products Index (50% weight), the Dow Jones Building Materials Index (39% weight), and a publicly traded resort company, S-K-I Limited (11% weight), weighted to reflect the proportion of total Company revenue generated in 1994 by the Company's wood products, other building products and resort operations business units, respectively. In addition, the returns of the companies within the Russell 2000 Index, the Dow Jones Building Materials Index and within each line of business included in the composite "peer group" have been weighted according to their respective market capitalizations.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  FIBREBOARD COMMON STOCK, RUSSELL 2000 INDEX,
                   DOW JONES BUILDING MATERIALS INDEX (DJBMI)
                               & 1993 PEER GROUP

                                    [GRAPH]

                                       1989        1990       1991       1992       1993       1994
                                       -----     ---------  ---------  ---------  ---------  ---------
FBD Common........................         100       16.98      22.64      51.89     254.72     206.60
Russell 2000 Index................         100       80.49     117.60     139.25     165.28     162.56
Dow Jones Building Materials
Index.............................         100       74.78     100.86     127.64     156.93     125.80
1993 Peer Group...................         100       76.76     102.80     136.83     166.22     145.83

    The Company believes that the acquisition of Norandex Inc. in August 1994, combined with the Company's existing wood products and industrial insulation business, repositions Fibreboard as a building products company. The Stock Performance Graph therefore includes a comparison of Fibreboard's stock performance with that of the Dow Jones Building Materials Index, which the Company believes currently reflects a more representative group of competitors than the composite "peer group" index included in last year's proxy statement. As provided under SEC rules, the composite index has been included in the graph for comparison purposes.

- - ------------------------
*Total return assumes reinvestment of dividends.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of April 7, 1995, the number of shares of Common Stock beneficially owned by (i) each person known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director and Named Officer, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities shown as owned by them. On the Record Date, there were 4,247,787 shares of the Company's Common Stock outstanding.

                                                                                   NUMBER OF
                                                                                     SHARES
                                                                                  BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER                                                           OWNED (1)     CLASS (2)
- - --------------------------------------------------------------------------------  ------------   ----------
Marvin C. Schwartz..............................................................    252,100(3)      5.94
John D. Roach...................................................................    252,000         5.67
James P. Donohue................................................................     69,355         1.61
Michael R. Douglas..............................................................     50,005         1.16
James D. Costello...............................................................     34,563         *
James F. Miller.................................................................     31,000         *
Herbert M. Elliott..............................................................     23,140         *
Philip R. Bogue.................................................................     16,500         *
John W. Koeberer................................................................     16,000         *
George B. James.................................................................     12,000         *
G. Robert Evans.................................................................      9,000         *
William D. Eberle...............................................................      6,000         *
All directors and executive officers as a group (15 persons)....................    580,010        12.37

- - ------------------------

(1) Includes shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days under the Company's Option Plan in the following amounts: Mr. Roach, 200,000 shares; Mr. Donohue, 65,000 shares; Mr. Douglas, 50,000 shares; Mr. Costello, 20,000 shares; Mr. Miller, 8,000 shares; Mr. Elliott, 20,000 shares; Mr. Bogue, 12,000 shares; Mr. Koeberer, 12,000 shares; Mr. James, 2,000 shares; Mr. Evans, 4,000 shares; Mr. Eberle, 4,000 shares; and all directors and executive officers as a group, 442,000 shares. In certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. In the event that final court approval of either the Company's Global or Insurance Settlement Agreements relating to asbestos personal injury claims is received by June 6, 1995, Mr. Douglas's beneficial ownership would increase to 60,005 shares upon the vesting of his 10,000 restricted stock rights.

(2)  *--Less than one (1) percent.

(3) Information was derived from a Schedule 13D received by the Corporation on February 11, 1995.

STOCKHOLDER PROPOSALS

    If a stockholder entitled to vote at an annual meeting of stockholders wishes to nominate a person for election as director or to submit a proposal for action at that annual meeting, the Company's Bylaws require that certain procedures be followed in advance. The Bylaws require that the stockholder provide notice of any such nomination or proposal in writing to the Secretary of the Company not later than 80 days prior to the date set for the meeting, unless the meeting date is not announced at least 90 days prior to the meeting, in which case such notice must be delivered not later than 10 days following the day on which the date of the meeting is communicated to stockholders. The other procedural requirements applicable to such notice are set forth in the Company's Bylaws, a copy of which may be obtained from the Secretary of the Company at the Company's principal executive offices in Walnut Creek, California.

    The deadline for stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders is December 21, 1995. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the SEC.

                            SOLICITATION OF PROXIES

    The Company has engaged the firm of D. F. King & Co., Inc. to assist the Board in connection with its solicitation of proxies. The agreement entered into with D. F. King provides for routine advice and services in coordinating the solicitation of proxies, for which the Company will pay an estimated fee of $7,500, plus reimbursement of expenses. Although it has entered into no formal agreements to do so, the Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals.

    The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Such proxies will be solicited principally through the use of the mails but, if deemed desirable, may also be solicited personally or by telephone, telegraph or other means of communication by officers and regular employees of the Company without additional compensation.

                                 OTHER BUSINESS

    The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

                       BY ORDER OF THE BOARD OF DIRECTORS

DATED: APRIL 19, 1995

    IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY'S PROXY SOLICITOR, D. F. KING & CO., INC., TOLL FREE AT 1-800-669-5550.

                                      PROXY

                             FIBREBOARD CORPORATION

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 1995

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 1995, and does hereby appoint James P. Donohue and Garold E. Swan, or either of them, with full power of substitution, as the proxies of the undersigned to represent the undersigned and to vote as designated on the reverse side all shares of Common Stock of Fibreboard Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Fibreboard Corporation to be held at the Embassy Suites Hotel, in Walnut Creek, California on June 6, 1995 at 11:00 a.m. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:


                                                               _________________

            CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                                      SIDE
                                                               _________________

/X/ Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as directed. If no direction is indicated, this Proxy will be voted FOR proposals 1 and 2. This Proxy may be revoked at any time before it is exercised at the Annual Meeting.

1. ELECTION OF TWO DIRECTORS TO CLASS I OF THE BOARD OF DIRECTORS TO SERVE FOR A TERM OF THREE YEARS. Nominees: William D. Eberle and G. Robert Evans

                                                            For All Nominees / /
                                                  Withheld from All Nominees / /

________________________________________________________________________________
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31,
     1995.                                                               For / /
                                                                     Against / /
                                                                     Abstain / /

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                 Mark here if you plan to attend the meeting / /
                                       Mark here for address change and note / /

Please sign exactly as your name is printed on this Proxy. If the shares represented by this Proxy are issued in the names of two or more persons, each of them should sign the Proxy. If the Proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer. When signing as an attorney, executor, administrator, trustee or guardian, or in any other representative capacity, give full title as such. If stockholder is a partnership please sign in the partnership name by authorized person.

Signature:________________________________________________ Date:________________
Signature:________________________________________________ Date:________________

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.